UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 28, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Edgewater Technology, Inc. (the “Company”) adopted and approved changes to the existing compensation arrangements for the Company’s named executive officers.

The Committee approved an increase to the annual base salary compensation level, effective January 1, 2013, for Shirley Singleton, the Company’s Chairman, President and Chief Executive Officer (to $425,000 from $400,000), David Clancey, the Company’s Chief Technology Officer and Chief Strategy Officer (to $375,000 from $350,000), Robin Ranzal-Knowles, the President of Edgewater Technology-Ranzal, Inc. (to $350,000 from $300,000), Timothy R. Oakes, the Company’s Chief Financial Officer (to $300,000 from $250,000) and Kristin Zaepfel, the Company’s Vice President, Human Resources (to $200,000 from $175,000).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)